UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2024

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road, Somerset, New Jersey 08873

(Address of Registrant’s Principal Executive Offices) (Zip Code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on February 5, 2024, Catalent, Inc., a Delaware corporation (“Catalent” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Creek Parent, Inc. (“Parent”), a Delaware corporation and a wholly owned subsidiary of Novo Holdings A/S (“Novo Holdings”), and Creek Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware, Merger Sub will be merged with and into Catalent (the “Merger”), with Catalent surviving the Merger as a wholly owned subsidiary of Parent. In connection with the Merger Agreement and the transactions contemplated thereby, Catalent filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 15, 2024 (the “Proxy Statement”).

Stockholders Litigation and Supplemental Proxy Statement Disclosures

In connection with the proposed Merger, three purported Catalent stockholders have filed lawsuits alleging that certain disclosures made in the Proxy Statement were materially false and misleading: Garfield v. Barber, et al., C.A. No. SOM-C-012027-24 (N.J. Super. Ct.), which was filed in the Superior Court of New Jersey; Moore v. Catalent, Inc., et al., No. 652403/2024 (N.Y. Sup. Ct.), which was filed in the Supreme Court of New York; and Clark v. Catalent, Inc., et al., No. 652407/2024 (N.Y. Sup. Ct.), which was filed in the Supreme Court of New York. The aforementioned lawsuits are collectively referred to as the “Actions.”

The Actions allege, among other things, that certain disclosures in the Proxy Statement filed in connection with the Merger Agreement omitted certain purportedly material information. The Garfield Action asserts violations of New Jersey Uniform Securities Law § 49:3-71 and negligent misrepresentation and concealment and negligence under New Jersey common law. The Moore and Clark Actions each assert a single claim for breach of fiduciary duty.

In addition, approximately thirteen demand letters have been served on Catalent by purported Company stockholders challenging the adequacy of certain disclosures made in the Proxy Statement (collectively, the “Demand Letters”).

Catalent believes that the allegations in the Actions and Demand Letters are without merit.

Catalent and other named defendants in the Actions deny that they have violated any laws or breached any duties to Catalent’s stockholders, deny all allegations in the Actions and Demand Letters, and believe that no supplemental disclosure to the Proxy Statement was or is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of potential litigation, to moot certain of plaintiffs’ disclosure claims, to avoid potential delay or disruption to the Merger, and to provide additional information to Catalent’s stockholders, Catalent has determined to voluntarily supplement the Proxy Statement with the below disclosures. Catalent believes that the disclosures set forth in the Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosures will be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.

To the extent that information in the below supplemental disclosures differs from, or updates information contained in, the Proxy Statement, the information in the below supplemental disclosures will supersede or supplement the information in the Proxy Statement. Except as otherwise described in the below supplemental disclosures or the documents referred to, contained in or incorporated by reference herein, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

Supplemental Disclosures

The following information supplements the Proxy Statement, and should be read in conjunction with the Proxy Statement, which should be read in its entirety, including the annexes thereto. All page references in the information below are references to pages in the Proxy Statement, and the terms used below have the meanings set forth in the Proxy Statement.

1.

The disclosure under the heading “The Merger (Proposal 1) – Background of the Merger” is hereby amended and supplemented by adding the text below as a new paragraph at the end of the section on page 48 of the Proxy Statement:

As of the date of this proxy statement, there have been no substantive discussions or negotiations with respect to post-closing employment or equity arrangements for any of Catalent’s executive officers and none of Catalent’s executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to and following the closing of the Merger, certain of our executive officers may have discussions and enter into agreements with Catalent, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

2.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc.” is hereby amended and supplemented by adding the text below to the second sentence of the second full paragraph on page 59 of the Proxy Statement (with the boldface and underlined text indicating additional language):

No company, business or transaction reviewed is identical or directly comparable to Catalent or the Merger nor, except as otherwise disclosed, were individual multiples derived from the selected public companies or selected precedent transactions independently determinative of the results of such analyses, and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.

3.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Financial Analysis – Selected Public Companies Analysis” is hereby amended and supplemented by adding the text below to the second sentence of the fourth full paragraph on page 60 of the Proxy Statement (with the boldface and underlined text indicating additional language and the strikethrough text indicating removed language):

Citi then applied the observed overall low to high ~~range of~~ calendar year 2024 estimated adjusted EBITDA multiples derived from the selected companies of 12.7x to 22.7x to corresponding data of Catalent, calendarized for comparative purposes.

4.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Financial Analysis – Selected Precedent Transactions Analysis” is hereby amended and supplemented by adding the text below to the second sentence of the third full paragraph on page 61 of the Proxy Statement (with the boldface and underlined text indicating additional language and the strikethrough text indicating removed language):

Citi then applied the observed overall low to high ~~range of~~ latest 12 months adjusted EBITDA multiples derived from the selected transactions of 13.8x to 17.4x to the fiscal year 2024 estimated adjusted EBITDA of Catalent.

5.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Financial Analysis – Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the text below to the second sentence of the fifth full paragraph on page 61 of the Proxy Statement (with the boldface and underlined text indicating additional language and the strikethrough text indicating removed language):

For purposes of this analysis, stock-based compensation was treated as a cash expense and the potential net present value of Catalent’s ~~tax attributes~~ estimated federal net operating losses of $103 million (based on estimates per the management of Catalent and utilizing the midpoint of the selected range of discount rates referred to below of 10.4%) were taken into account.

6.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Financial Analysis – Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the text below to the third sentence of the fifth full paragraph on page 61 of the Proxy Statement (with the boldface and underlined text indicating additional language):

Citi calculated implied terminal values for Catalent by applying to Catalent’s fiscal year 2028 adjusted EBITDA a ~~selected~~ range of adjusted EBITDA multiples of 13.5x to 17.5x selected based on Citi’s professional judgment.

7.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Financial Analysis – Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the text below to the fourth sentence of the fifth full paragraph on page 61 of the Proxy Statement (with the boldface and underlined text indicating additional language):

The present values (as of September 30, 2023) of the cash flows and terminal values and Catalent’s potential tax attributes per the management of Catalent were then calculated using a selected range of discount rates of 9.8% to 10.9% derived from a weighted average cost of capital calculation.

8.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Certain Additional Information” is hereby amended and supplemented by adding the text below to the second bullet point of the first full paragraph on page 62 of the Proxy Statement (with the boldface and underlined text indicating additional language):

eleven publicly available Wall Street research analysts’ one-year forward price targets for Common Stock (discounted to February 2, 2024 using a selected discount rate of 11.4% based on an assumed illustrative cost of equity for Catalent), which implied overall low and high discounted target prices for Common Stock of $36.75 per Share and $53.30 per Share, respectively; and

9.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Certain Additional Information” is hereby amended and supplemented by adding the text below to the third bullet point of the first full paragraph on page 62 of the Proxy Statement (with the boldface and underlined text indicating additional language):

implied premiums paid or proposed to be paid in 74 selected mergers and acquisition transactions, with approximate implied transaction values greater than $10 billion announced from January 1, 2014 through February 2, 2024 and involving all-cash consideration and publicly traded U.S. target companies, based on the unaffected closing stock prices of the target companies involved in such transactions; applying a range of implied premiums of 20% to 40% derived from the premiums observed from such transactions to the closing price of Common Stock on February 2, 2024 of $54.41 per Share and to the volume-weighted average price of Common Stock over the 60-day period ended February 2, 2024 of $43.06 per Share indicated approximate implied equity value reference ranges for Catalent of $65.40 per Share to $76.30 per Share and $51.65 per Share to $60.30 per Share, respectively.

10.

The disclosure under the heading “The Merger (Proposal 1) – Financial Advisors to Catalent – Opinion of Citigroup Global Markets Inc. – Miscellaneous” is hereby amended and supplemented by adding the text below to the second sentence of the second full paragraph on page 62 of the Proxy Statement (with the boldface and underlined text indicating additional language and the strikethrough text indicating removed language):

Citi also may be entitled to an additional fee ~~for such services~~ of up to $10 million payable at the sole discretion of Catalent for Citi’s services, upon consummation of a Transaction.

Use of Forward-Looking Statements

This Form 8-K, and any related oral statements, may include “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. These forward-looking statements are based on Catalent’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Merger and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Catalent, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target,” “project,” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Merger and the anticipated benefits thereof. These and other forward-looking statements, as well as any related oral statements, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Merger on anticipated terms and timing, including obtaining required Catalent stockholder approval and antitrust and other regulatory approvals and clearances, and the satisfaction of other conditions to the completion of the Merger; (ii) potential litigation relating to the Merger that could be instituted by or against Catalent, Novo Holdings or their respective affiliates, directors or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Merger will harm Catalent’s business, including current plans and operations; (iv) the ability of Catalent to retain and hire key personnel; (v) potential adverse reactions or changes to business or governmental relationships resulting from the announcement or completion of the Merger; (vi) continued availability of capital and financing and rating agency actions; (vii) legislative, regulatory and economic developments affecting Catalent’s business; (viii) general economic and market developments and conditions; (ix) certain restrictions during the pendency of the Merger that may impact Catalent’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as Catalent’s response to any of the aforementioned factors; (xi) significant transaction costs associated with the Merger; (xii) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring Catalent to pay a termination fee or other expenses; (xiv) competitive responses to the Merger; (xv) Catalent’s management response to any of the aforementioned factors; (xvi) the risks and uncertainties pertaining to Catalent’s business, including those set forth in Catalent’s most recent Annual Report on Form 10-K and Catalent’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed or furnished by Catalent with the SEC; and (xvii) the risks and uncertainties that are described in the Proxy Statement. These risks, as well as other risks associated with the Merger, are more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement is, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, actions of governmental authorities, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on Catalent’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and Catalent does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Information and Where to Find It

In connection with the Merger, Catalent has filed with the SEC the Proxy Statement. Catalent may also file other documents with the SEC regarding the proposed Merger. This Form 8-K is not a substitute for the Proxy Statement or any other document that Catalent may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by Catalent through the website maintained by the SEC at www.sec.gov, Catalent’s website at www.catalent.com or by contacting Catalent’s Investor Relations Team at:

Catalent, Inc., Investor Relations

14 Schoolhouse Road

Somerset, New Jersey 08873

investors@catalent.com

(732) 537-6325

Participants in the Solicitation

Catalent and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Catalent’s stockholders in connection with the proposed Merger. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, are or will be set forth in the

Proxy Statement and other materials filed with the SEC in connection with the proposed Merger. Information relating to the foregoing can also be found in Catalent’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on December 15, 2023 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on Catalent’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALENT, INC.

Date: May 16, 2024	By:	/s/ JOSEPH FERRARO Name: Joseph A. Ferraro Title: Senior Vice President, General Counsel, Chief Compliance Officer & Secretary